Exhibit 10.2

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF OCTOBER 29, 2009 BETWEEN SUBORDINATED CREDITOR (AS DEFINED IN THE SUBORDINATION AGREEMENT) AND BANK OF AMERICA, N.A. (“AGENT”) TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY PROTECTIVE APPAREL CORPORATION OF AMERICA, A NEW YORK CORPORATION (“PACA”), POINT BLANK BODY ARMOR INC., A DELAWARE CORPORATION (“BODY ARMOR”), LIFE WEAR TECHNOLOGIES, INC., A FLORIDA CORPORATION (“LIFE WEAR”), AND POINT BLANK SOLUTIONS, INC., A DELAWARE CORPORATION (THE “POINT BLANK” AND TOGETHER WITH PACA, BODY ARMOR AND LIFE WEAR, THE “COMPANY”) PURSUANT TO THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF APRIL 3, 2007 AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

Subordinated Note

 Dated: October 29, 2009

FOR VALUE RECEIVED, the undersigned, PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation (“PACA”), POINT BLANK BODY ARMOR INC., a Delaware corporation (“Body Armor”), LIFE WEAR TECHNOLOGIES, INC., a Florida corporation (“Life Wear”), and POINT BLANK SOLUTIONS, INC., a Delaware corporation (“Point Blank” and collectively, together with PACA, Body Armor and Life Wear, the “Company”), hereby promise to pay on the Maturity Date to Subordinated Creditor (as defined in the Subordination Agreement) the lesser of (i) the principal amount of Ten Million DOLLARS ($10,000,000) or (ii) such lesser amount as may be advanced by the Subordinated Creditor on behalf of the Company pursuant to the terms of the Guarantee (defined herein), together with all accrued interest on the principal sum outstanding from time to time hereunder.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Subordination Agreement.

1.           Defined Terms.  (a) The following terms shall have the following meanings:

                              “Collateral” has the meaning set forth in Section 5 of this Note.

              “Event of Default” has the meaning set forth in Section 6 of this Note.

              “Guarantee” means that certain Amended and Restated Corporate Guarantee dated as of October 29, 2009 made by Subordinated Creditor in favor of Agent.

  “Maturity Date” means the earlier of (a) October 31, 2010 or (b) 91st day after the date on which all Senior Debt under the BOFA Loan Documents and any Refinancing Senior Debt Documents is paid in full and all commitments under the BOFA Loan Documents and any Refinancing Senior Debt Documents are terminated.

  “Subordination Agreement” means that certain Subordination and Intercreditor Agreement dated as of October 29, 2009 among Subordinated Creditor and Agent.

2.           Payment of Interest.  (a)  The Company shall pay interest in kind on the unpaid principal amount hereof from the date such principal is deemed advanced pursuant to the Guarantee until such principal amount is paid in full, quarterly on the last day of each calendar quarter (each, an “Interest Payment Date”), at an interest rate equal to the rate charged to the “Term Loan” under the “Senior Credit Agreement” (as such terms are defined in the Subordination Agreement), and such accrued interest shall be added to the principal balance under this Note on each Interest Payment Date.

              (b)      All computations of interest shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is accrued.  All accrued interest shall be due and payable in cash on the Maturity Date.

3.           Transferability.  Subordinated Creditor may not assign (or sell participation interests in) its interest in this Note to any Person without the prior written consent of the Agent. Any assignment made in violation of this Section 3 shall be null and void.

4.           Subordination.  The Company agrees, and the Subordinated Creditor, by its acceptance thereof, also agrees, that the Subordinated Debt evidenced hereby is, and the liens securing the Subordinated Debt are, and shall be, subordinate to the Senior Debt and the liens securing the Senior Debt pursuant to the terms of the Subordination Agreement.  Except with respect to interest that is paid in kind and as otherwise expressly permitted under the Subordination Agreement, the Company will not make, and neither the Subordinated Creditor will accept, any payment or distribution on the Subordinated Debt of any kind directly or indirectly, in cash or other property or by set off or in any other manner, including, without limitation, from or by way of any Collateral.

5.           Grant of Security Interest.  To secure the prompt and complete payment, performance and observance of the Subordinated Debt evidenced by this Note, each of PACA, Body Armor, Life Wear and Point Blank hereby grants to Subordinated Creditor a junior subordinated security interest in the following property of such company, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits, cash and such cash equivalents; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims; (i) all policies and certificates of insurance insuring the property and assets of such company and all policies and certificates of insurance of such company; (j) any other property of such company, now or hereafter in the possession, custody or control of Subordinated Creditor (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such company’s books and records relating to any of the foregoing and to such company’s business (collectively, the “Collateral”).  Capitalized terms used in this Section 5 and not otherwise defined in this Note shall have the meanings assigned to such terms in the Senior Credit Agreement or the Uniform Commercial Code of the State of New York.

Each of PACA, Body Armor, Life Wear and Point Blank hereby irrevocably authorizes Subordinated Creditor at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that indicate the Collateral as all assets of such company or words of similar effect.

6.           Events of Default.

                              (a)           If any of the following events (“Events of Default”) shall occur and be continuing:

                                              (i)           the Company shall fail to pay the principal amount of this Note on the Maturity Date; or

                                              (ii)          The commencement of any proceedings in bankruptcy by or against any Company; provided, however, that if such commencement of proceedings against the Company is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings;

then, subject to the Subordination Agreement, and in any such event, the Subordinated Creditor may declare this Note and all interest thereon to be forthwith due and payable, whereupon this Note and all such interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

                              (b)           Subject to the Subordination Agreement, upon acceleration of the Subordinated Debt hereunder, Subordinated Creditor may exercise all rights and remedies of a secured party under applicable law.

7.           Miscellaneous.  (a)  Amendments.  No amendment or waiver of any provision of this Note, nor any consent to any departure by the Company under this Note, shall in any event be effective unless the same shall be in writing and signed by the Company and the Subordinated Creditor and with the prior written approval of the Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (b)           Binding Effect.  This Note shall be binding upon, and shall inure to the benefit of, the Company and the Subordinated Creditor and their respective successors and permitted assigns.

              (c)           Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

              (d)           Jurisdiction.  The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or for recognition or enforcement of any judgment, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Note shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

              (e)           Cancellation, Exchange, Conversion or Surrender.  Subordinated Creditor may not cancel, exchange, convert or surrender its interests in this Note for consideration of any kind without the prior written consent of the Agent.

              (f)           JURY TRIAL.  THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF SUBORDINATED CREDITOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

PROTECTIVE APPAREL CORPORATION OF AMERICA

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	President

POINT BLANK BODY ARMOR INC.

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	President

LIFE WEAR TECHNOLOGIES, INC.

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	President

POINT BLANK SOLUTIONS, INC.

By:	/s/ Jim Henderson
Name:	Jim Henderson
Title:	Chief Executive Officer